Exhibit 10.2

Deed of Release

pSivida Limited
ACN 009 232 026

Aaron Finlay

Blake Dawson

Level 32, Exchange Plaza
2 The Esplanade
Perth WA 6000
Australia
T 61 8 9366 8000
F 61 8 9366 8111

Reference
09-1412-4432

©Blake Dawson 2008

Blake Dawson

Contents

1.	INTERPRETATION	1

2.	TERMINATION OF EMPLOYMENT AND RESIGNATION FROM OFFICES	3

3.	PROVISION OF BENEFITS TO FINLAY	3

4.	OPTIONS	4

5.	RELEASES RELATING TO THE OFFICES	4

6.	RELEASES RELATING TO EMPLOYMENT AND TERMINATION	4

7.	RETURNING PROPERTY	5

8.	CONFIDENTIAL INFORMATION AND CONTINUING OBLIGATIONS	5

9.	BAR TO PROCEEDINGS	5

10.	ACKNOWLEDGEMENTS BY FINLAY	6

11.	KEEPING THIS DOCUMENT CONFIDENTIAL	6

12.	BENEFIT OF THIS DOCUMENT	6

13.	AMENDMENT	6

14.	GENERAL	6

Blake Dawson

DEED OF RELEASE

DEED made 29 February 2008

PARTIES

pSivida Limited ACN 009 232 026 of Level 12, BGC Centre, 28 The Esplanade, Perth, Western Australia 6000 (pSivida)

Aaron Finlay of 34 Webster Street, Nedlands, WA 6009 (Finlay)

RECITALS

A.	Finlay was employed in the position of company secretary of pSivida from 3 May 2004, based in Perth, Western Australia (the Employment).

B.	Finlay is the company secretary and an officer of pSivida, and pSiNutria Limited and a member of the board of pSiNutria Limited.

C.	The Employment will terminate on 28 February 2008 (the Termination) on the ground of redundancy as a result of pSivida:

(a)	undertaking a reconstruction scheme of arrangement under section 413 of the Corporations Act (cth) 2001 (the Reconstruction); and

(b)	ceasing to be an Australian listed company.

D.	Finlay will resign from the Offices on or before the Termination (the Resignation).

E.	Finlay will be involved in the provision of consultancy services to pSivida for a period of 6 months following the Termination.

OPERATIVE PROVISIONS

1.	INTERPRETATION

1.1	Definitions

The following definition applies in this document.

Group means:

(a)	pSivida;

(b)	any entity that is connected with pSivida or any other member of the Group by a common interest in an economic enterprise, for example, a partner or another member of a joint venture;

(c)	any entity that controls, is controlled by or is under common control with pSivida; and

(d)	any related body corporate (as that term is defined by the Corporations Act 2001 (Cth)) or a joint venture partner, including but not limited to:

(i)	pSivida Inc;

(ii)	pSiMedica Limited;

(iii)	pSiOncology Limited; and

Blake Dawson

(iv)	pSiNutria Limited,

and each of their respective officers, employees and agents.

Offices means all offices (which includes all directorships and positions) held by Finlay with any member of the Group, including but not limited to:

(a)	company secretary and officer of pSivida; and

(b)	company secretary and member of the board of pSiNutria Limited.

1.2	Rules for interpreting this document

Headings are for convenience only, and do not affect interpretation. The following rules also apply in interpreting this document, except where the context makes it clear that a rule is not intended to apply.

(a)	A reference to:

(i)	a document or agreement, or a provision of a document or agreement, is to that document, agreement or provision as amended, supplemented, replaced or novated;

(ii)	a party to this document or to any other document or agreement includes a permitted substitute or a permitted assign of that party;

(iii)	a person includes any type of entity or body of persons, whether or not it is incorporated or has a separate legal identity, and any executor, administrator or successor in law of the person; and

(iv)	anything (including a right, obligation or concept) includes each part of it.

(b)	A singular word includes the plural, and vice versa.

(c)	A word which suggests one gender includes the other genders.

(d)	If a word is defined, another part of speech has a corresponding meaning.

(e)	If an example is given of anything (including a right, obligation or concept), such as by saying it includes something else, the example does not limit the scope of that thing.

(f)	A reference to Group includes any member of the Group.

(g)	A reference to dollars or $ is to an amount in Australian currency.

1.3	Multiple parties

If a party to this document is made up of more than one person, or a term is used in this document to refer to more than one party:

(a)	an obligation of those persons is joint and several;

(b)	a right of those persons is held by each of them severally; and

(c)	any other reference to that party or term is a reference to each of those persons separately, so that (for example) a representation, warranty or undertaking is given by each of them separately.

Blake Dawson

2.	TERMINATION OF EMPLOYMENT AND RESIGNATION FROM OFFICES

2.1	Finlay and pSivida agree to terminate the Employment, with effect 28 February 2008.

2.2	Finlay through Sol Capital Pty Ltd (ACN 129 790 478) will provide services to pSivida in accordance with a new consultancy agreement commencing 29 February 2008, the essential terms of which will include:

(a)	a six month term;

(b)	a monthly contract fee, the total cost of which to pSivida over the term will not exceed A$78,000 (exclusive of GST); and

(c)	pSivida will provide Finlay with use of a laptop computer, blackberry, mobile telephone and desktop computer for the term of the consultancy agreement.

2.3	Prior to, or immediately upon execution of this document, Finlay will resign from each of the Offices and will execute all documents and do all things necessary to effect these resignations.

2.4	If Finlay does not immediately resign from each of the Offices Finlay authorises pSivida (or any persons authorised by pSivida) to do all things and execute all documents necessary on behalf of Finlay to effect his resignation from each of the Offices.

3.	PROVISION OF BENEFITS TO FINLAY

3.1	pSivida has already paid or will pay (as applicable) to Finlay:

(a)	the amount of $22,916.66 (gross) in respect of the balance of all outstanding salary payable up to 28 February 2008 in relation to the Employment (already paid);

(b)	the amount of $140,000 (gross) by reason of the bona fide redundancy of Finlay (to be paid at the end of March 2008); and

(c)	the amount of $14,102.56 (gross) in respect of all accrued annual leave payable up to 28 February 2008 in relation to the Employment (to be paid at the end of March 2008),

(together the Payment).

3.2	pSivida will withhold from the Payment all amounts pSivida considers necessary for pSivida to comply with pSivida’s taxation obligations under Australian taxation legislation.

3.3	Finlay will provide pSivida a copy of this document properly executed by Finlay in exchange for the Payment.

3.4	Finlay agrees that the Payment and the consultancy agreement referred to in clause 2.2 of this document:

(a)	includes the full amount, and compensation in lieu of any amount, that pSivida or the Group owes Finlay under the Employment or any contract or arrangement, including any contract of employment or otherwise, whether for fees, salary, wages, bonus payments, options or other remuneration, leave entitlements, payment in lieu of notice, severance pay, or anything else connected with the Employment, the Termination, the Offices and the Resignation;

Blake Dawson

(b)	but does not include any payment with respect to the options referred to under clause 4.

4.	OPTIONS

To the extent permissible by law:

(a)	all options in pSivida held by or on behalf of Finlay at the date of the Termination will continue to be held by or on behalf of Finlay until 31 December 2010 in accordance with any relevant rules or plan that applied in relation to the issue of such options, as amended for any necessary changes required in respect of the implementation of the Reconstruction;

(b)	all unvested options in pSivida held by Finlay on 1 January 2011 will be automatically cancelled by the Group; and

(c)	each option in pSivida held by or on behalf of Finlay that has vested before 31 December 2010 will remain exercisable for the duration of the option subject to its terms of grant and in accordance with the terms of any relevant rules or plan that apply in relation to the issue (as amended for any necessary changes required in respect of the implementation of the Reconstruction) and/or exercise of such options notwithstanding Finlay is no longer company secretary or an officer of pSivida or contractor to pSivida.

5.	RELEASES RELATING TO THE OFFICES

5.1	Finlay releases each member of the Group from all claims and liability arising, directly or indirectly, out of the Offices and the Resignation. This release covers all claims and liability, however described and however arising, including all claims and liability under legislation. It covers claims by, and liability to, anyone who claims through Finlay. It covers claims and liability that arise in the future. It covers all claims whether or not such claims are presently within the contemplation of any party and whether or not the facts or law giving rise to any such claim are presently within the belief or knowledge of any party.

5.2	The Group releases Finlay from all claims and liability in connection with matters which are within the knowledge of its senior management or Board arising directly or indirectly out of the Offices and the Resignation. The release in this clause does not extend to:

(a)	any conduct which constitutes negligence or misconduct on the part of Finlay;

(b)	any breach of confidentiality by Finlay;

(c)	any criminal offence committed by Finlay; or

(d)	any claim, action or demand which the Group has, and which is revealed or comes to its knowledge after the date of this document.

6.	RELEASES RELATING TO EMPLOYMENT AND TERMINATION

6.1	This document and the consultancy agreement referred to in clause 2.2 of this document fully satisfy the rights that Finlay, and anyone who claims through Finlay has or may have against the Group arising directly or indirectly out of the Employment and the Termination.

6.2	Finlay releases each member of the Group from all claims and liability arising directly or indirectly out of the Employment and the Termination save for claims for the contract fee for services provided under the consultancy agreement referred to in clause 2.2 of this document.

Blake Dawson

6.3	This release covers all claims and liability, however described and however arising, including all claims and liability under legislation. It covers claims by, and liability to, anyone who claims through Finlay. It covers claims and liability that arise in the future. It covers all claims whether or not such claims are presently within the contemplation of any party and whether or not the facts or law giving rise to any such claim are presently within the belief or knowledge of any party.

6.4	This release:

(a)	includes (but is not limited to) all claims and liability under the Workplace Relations Act 1996 (Cth), Industrial Relations Act 1979 (WA), Minimum Conditions of Employment Act 1993 (WA), Trade Practices Act 1974 (Cth), Fair Trading Act 1987 (WA), anti-discrimination legislation, or for breach of contract or any common law or equitable claim; but

(b)	does not apply to any claim or liability in respect of workers’ compensation under applicable legislation.

6.5	Notwithstanding the provisions of this clause 6, nothing in this clause 6 shall operate to negate any existing obligations of any member of the Group to indemnify and to keep indemnified Finlay in relation to any claim made against Finlay arising out of the lawful and reasonable discharge by Finlay of his duties in connection with the Offices and the Employment.

7.	RETURNING PROPERTY

7.1	Prior to, or immediately upon execution of this document, and except as the continued possession of such property is directly relevant to the performance of work by Finlay for pSivida under the consultancy agreement referred to in clause 2.2 of this document, Finlay must return to pSivida:

(a)	all property belonging to the Group or its customers or clients (for example, cards, keys, equipment and materials) that Finlay has, or should have and can reasonably obtain; and

(b)	all material that Finlay has, or should have and can reasonably obtain, that contains confidential information relating to the Group’s business, organisation or affairs.

7.2	In this clause, material includes anything on which information is recorded, for example, documents, computer disks and computer records.

8.	CONFIDENTIAL INFORMATION AND CONTINUING OBLIGATIONS

Finlay remains under an ongoing duty not to use or disclose any confidential information belonging to the Group.

9.	BAR TO PROCEEDINGS

9.1	Each member of the Group may use this document, including as a bar, against Finlay in any court or other proceedings brought by Finlay (or anyone who claims through Finlay).

Blake Dawson

9.2	Finlay may use this document, including, to the extent provided by this document, as a bar, against each member of the Group in any court or other proceedings brought by any member of the Group.

10.	ACKNOWLEDGEMENTS BY FINLAY

Finlay acknowledges and agrees that:

(a)	Finlay has had a reasonable opportunity to obtain legal advice about this document; and

(b)	the terms of this document are fair and reasonable.

11.	KEEPING THIS DOCUMENT CONFIDENTIAL

11.1	The wording of an appropriate announcement regarding the Termination and the Resignation has been agreed between pSivida and Finlay.

11.2	Other than in accordance with the announcement referred to in clause 11.1, Finlay must not disclose the content of this document or any discussions and correspondence relating to the negotiation of this document, unless pSivida first agrees in writing.

11.3	Clause 11.2 does not prevent Finlay disclosing information to Finlay’ lawyer or accountant, respectively, on a confidential basis or where the law says information must be disclosed (for example, in a tax return).

12.	BENEFIT OF THIS DOCUMENT

pSivida has the benefit of this document for itself and also in trust for each member of the Group, any of whom may independently enforce it against Finlay.

13.	AMENDMENT

This document can only be amended, supplemented, replaced or novated by another document signed by the parties.

14.	GENERAL

14.1	Governing law

(a)	This document is governed by the law in force in Western Australia.

(b)	Each party submits to the non-exclusive jurisdiction of the courts exercising jurisdiction in Western Australia, and any court that may hear appeals from any of those courts, for any proceedings in connection with this document, and waives any right it might have to claim that those courts are an inconvenient forum.

14.2	Costs

Each party agrees to pay its own costs of and incidental to this document.

Blake Dawson

14.3	Giving effect to this document

Each party must do anything (including execute any document), and must ensure that its employees and agents do anything (including execute any document), that any other party may reasonably require to give full effect to this document.

14.4	Waiver of rights

A right may only be waived in writing, signed by the party giving the waiver, and:

(a)	no other conduct of a party (including a failure to exercise, or delay in exercising the right) operates as a waiver of the right or otherwise prevents the exercise of the right; and

(b)	a waiver of a right on one or more occasions does not operate as a waiver of that right if it arises again; and

(c)	the exercise of a right does not prevent any further exercise of that right or of any other right.

14.5	Operation of this document

(a)	This document and the consultancy agreement referred to in clause 2.2 of this document contain the entire agreement between the parties about its subject matter. Any previous understanding, agreement, representation or warranty relating to that subject matter is replaced by this document and has no further effect.

(b)	Any provision of this document which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this document enforceable, unless this would materially change the intended effect of this document.

14.6	Counterparts

This document may be executed in counterparts.

Blake Dawson

EXECUTED as a Deed.

EXECUTED by pSivida Limited ACN 009 232 026:
/s/ Lori Freedman
Signature of director/secretary
Lori Freedman, VP, Corporate Affairs, General Counsel and Company Secretary
Name

EXECUTED by Aaron Finlay in the presence of:	/s/ Aaron Finlay
Aaron Finlay

/s/ Elizabeth Svendsen
Signature of witness

Elizabeth Svendsen
Name